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                                                                     Exhibit 2.2


                             CONTRIBUTION AGREEMENT


              THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of June 28, 2001, between TransWestern Communications Company LLC, a Delaware corporation ("Contributor"), and TWP Companies, Inc., a Delaware corporation ("Contributee"). Contributor and Contributee are referred to herein collectively as "Parties" and individually as a "Party".

              On the terms and subject to the conditions set forth in this Agreement, Contributor desires to contribute to Contributee the securities described on Exhibit A hereto representing all of the issued and outstanding capital stock of WorldPages Merger Subsidiary, Inc., a Delaware corporation ("WMS"), and all of the outstanding capital stock of Target Directories of Michigan, Inc., a Delaware corporation (together with WMS, the "Contributor's Subsidiaries"), in exchange for which Contributor shall issue to Contributee 1,000 shares of its common stock of Contributee (the "Shares") representing all of the issued and outstanding capital stock of Contributee. Immediately following such contribution, Contributee shall own all of the issued and outstanding shares of capital stock of the Contributor's Subsidiaries and Contributee shall be a wholly owned subsidiary of Contributor.

              The parties hereto agree as follows:

              Section 1.  Contribution of Assets.

              lA. Contribution of Contributed Securities. On the terms and subject to the conditions contained in this Agreement, Contributor hereby contributes, conveys, assigns, transfers and delivers to Contributee, all of its right, title and interest of every kind and nature in all of the issued and outstanding capital stock of the Contributor's Subsidiaries described on Exhibit A hereto (the "Contributed Securities").

              1B. Authorization of Shares. In exchange for the contribution of the Contributed Securities, the Contributee hereby authorizes the issuance to Contributor of the Shares.

              1C. Closing. The closing of the contribution of Contributed Securities to Contributee in exchange for the Shares (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois at 10:00 a.m. on the date hereof. At the Closing, subject to the conditions contained in this Agreement, Contributor shall contribute to Contributee the Contributed Securities in accordance with Section 1A, and in exchange therefor, Contributee shall issue to Contributor the Shares in accordance with Section 1B.

              Section 2. Representations and Warranties. Each Party hereby makes the following representations and warranties (in each case, only as to itself) to the other Party hereto:


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              2A. Organization. Such Party is a corporation, in the case of
Contributee, or a limited liability company, in the case of Contributor, duly organized and validly existing under the laws of the State of Delaware.

              2B. Authorization; Enforceability. Such Party has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

              2C. Title to Securities. In the case of Contributor only, Contributor has valid title to the Contributed Securities to be contributed to the Contributee pursuant to this Agreement, and none of the Contributed Securities are subject to any lien, security interest, encumbrance and the Contributed Securities are validly issued, fully paid and nonassessable. In the case of Contributee only, the Shares are validly issued, fully paid and nonassessable.

              2D. No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of such Party's obligations hereunder will not conflict with or result in a violation of or default under any provision of the certificate of incorporation or bylaws , in the case of Contributee, or certificate of formation or limited liability company agreement, in the case of Contributor, or any agreement, document, or instrument to which such Party is a party or any judgment, decree, order, statute, rule or regulation to which such Party is subject.

              Section 3. Additional Agreements; Covenants After Closing.

              3A. Mutual Assistance and Records. Each Party agrees that it will cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by it and the other Party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Subsequent to the Closing, each Party, at its own cost, will assist the other Party (including by the retention of records and the provision of access to relevant records) in the preparation of their respective tax returns and the filing and execution of tax elections, if required, as well as in the defense of any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested. Each Party shall be afforded access to and the right to copy such records in the hands of any other Party during normal business hours, at the expense of the person requesting access.

              3B. Further Transfers by Contributor. Contributor will execute and deliver such further instruments of conveyance and transfer and take such additional action as Contributee may reasonably request to effect, consummate, confirm or evidence the transfer to Contributee of the Contributed Securities. Contributor will execute such documents as may be necessary to assist Contributee in preserving or perfecting its rights in the Contributed Securities.

              3C. Further Transfers by Contributee. Contributee will execute and deliver such further instruments of conveyance and transfer and take such additional action as


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Contributor may reasonably request to effect, consummate,
confirm or evidence the transfer to Contributor of the Shares. Contributee will execute such documents as may be necessary to assist Contributor in preserving or perfecting its rights in the Shares.

        Section 4.  Miscellaneous.

              4A. Remedies. Each Party hereto shall have all rights and remedies which such Party has under any law. Any Party shall be entitled to enforce its rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

              4B. Consent to Amendment. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended only with the prior written consent of the other Party.

              4C. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of a Party hereto shall bind and inure to the benefit of the respective successors and assigns of such Party hereto whether so expressed or not.

              4D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

              4E. Descriptive Heading; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

              4F. Governing Law. Except for matters governed by federal law, all other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                   * * * * * *


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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.

                                      TransWestern Communications Company LLC


                                      By:    /s/  Ricardo Puente
                                         --------------------------------
                                      Its:        Chief Executive Officer
                                          -------------------------------



                                      TWP Companies, Inc.



                                      By:    /s/  Ricardo Puente
                                         --------------------------------
                                      Its:        Chief Executive Officer
                                          -------------------------------
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                                    EXHIBIT A

                             Contributed Securities

1. 1,000 shares of common stock of  WorldPages Merger Subsidiary, Inc.,

2. 200 shares of common stock of Target Directories of Michigan, Inc.